EXHIBIT 4.35

Non-executive director appointment letter – Ms Jillian S Segal

The Non-executive director appointment letter of Ms Jillian S Segal is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005